Exhibit 99.1

PRESS RELEASE

Media Contact

Drew Prairie

512-602-4425

drew.prairie@amd.com

Investor Contact

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

AMD Names Rory P. Read President and CEO

— 28-year industry veteran brings extensive track record of growth through transformation and strong customer perspective —

SUNNYVALE, Calif. — Aug 25, 2011 —AMD (NYSE: AMD) announced that its Board of Directors has appointed Rory P. Read, 49, President and Chief Executive Officer of AMD, effective today. Mr. Read has also been appointed to the Company’s board of directors.

Read joins AMD from Lenovo Group, Ltd., where he was most recently President and Chief Operating Officer responsible for leading day-to-day global operations while overseeing the development and implementation of the company’s growth strategy.

“Rory is a proven leader with an impressive record of driving profitable growth,” said Bruce Claflin, Chairman of AMD’s Board of Directors. “He is ideally suited to accelerate AMD’s evolution into the world’s leading semiconductor design company. As President and COO of Lenovo he helped take the company into dynamic new markets while growing market share and expanding profitability. His sound strategic thinking and natural customer orientation will help amplify the voice of the customer inside AMD.”

While managing Lenovo’s Americas group, Read drove double-digit revenue growth and market share gains, reversing operating losses and delivering consistent profitability. He was promoted to president and COO

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in 2009, helping to transform Lenovo into the world’s fastest growing major PC manufacturer and achieving its largest worldwide market share ever. Prior to Lenovo, Read spent 23 years at IBM, where he held a broad range of management positions.

“I’m very pleased to be joining AMD at this important time in its history. AMD is a true innovator and is uniquely positioned to lead the industry forward, delivering the next big thing both within the PC ecosystem and beyond,” said Read. “AMD has strong momentum and the opportunity to continue profitably gaining share based on its highly differentiated products, solid financial foundation, and passionate and committed employees. I’m excited to be joining AMD’s employees as we write the next chapter not just for the company, but for the industry and consumers around the world.”

Thomas Seifert, who served as interim Chief Executive Officer since January, will return to his role as Senior Vice President, Chief Financial Officer. Claflin, named Executive Chairman of the Board when he assumed additional responsibilities specific to AMD’s search for a new CEO, returns to his role as AMD’s Chairman of the Board.

“On behalf of my fellow directors, I would like to thank Thomas Seifert for serving as interim CEO,” added Claflin. “Under Thomas’ leadership, AMD has continued to make important progress across key areas of the business, successfully executing on major initiatives and new product introductions while improving the company’s financial performance. We look forward to Thomas’ continued contributions to the Company as Chief Financial Officer.”

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Conference Call Details

AMD will host a conference call today at 9:15 a.m. PT (12:15 p.m. ET) regarding the hire of Mr. Read. On the call will be:

•	Bruce L. Claflin, Chairman of the Board

•	Rory P. Read, President and Chief Executive Officer

•	Thomas Seifert, Senior Vice President and Chief Financial Officer

AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at AMD. The webcast will be available for 10 days after the conference call.

About Rory P. Read

Rory P. Read spent five years at Lenovo. During his tenure as President and COO, Read led a global business turnaround that resulted in record market share gains, strong revenue growth and significant improvements in operating income.

Prior to Lenovo, Read spent 23 years at IBM where he held a broad range of management positions. While at IBM, Read consistently grew revenues while significantly improving the operating profitability for the groups under his management:

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As Managing Partner for IBM’s Business Consulting Services Division, Read led the division through a turnaround that significantly improved gross margins, drove new customer acquisitions and generated double digit revenue growth and operating profitability.

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As Executive Vice President of Global Business Transformation, IBM Global Services, Read was responsible for worldwide leadership of IT initiatives and Business Transformation across the $45 billion business.

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As General Manager, Business Consulting Services, Asia Pacific, Read was the senior executive leader for IBM’s $3.5 billion consulting services organization in Asia Pacific. He was responsible for driving significant customer and revenue growth while also improving gross margin and successfully leading the integration of PricewaterhouseCoopers.

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Read graduated Magna Cum Laude with a bachelor’s degree in Information Systems from Hartwick College.

Supporting Resources

•	Executive photo gallery and bios

About AMD

Advanced Micro Devices (NYSE: AMD) is a semiconductor design innovator leading the next era of vivid digital experiences with its ground-breaking AMD Fusion Accelerated Processing Units (APUs). AMD’s graphics and computing technologies power a variety of devices including PCs, game consoles and the powerful servers that drive the Internet and businesses. For more information, visit http://www.amd.com.

Cautionary Statement

This release contains forward-looking statements, concerning among other things, the Company’s growth opportunities and opportunities to gain market share and establish market leadership, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “will,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. The risks that could cause actual results to differ materially from current expectations include, without limitation, the following: that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; GLOBALFOUNDRIES will be unable to manufacture the company’s products on a timely basis in sufficient quantities and using competitive technologies;

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the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will under-utilize its commitment with respect to GLOBALFOUNDRIES’ microprocessor manufacturing facilities; the company will be unable to transition its products to advanced manufacturing process technologies in a timely and effective way; global business and economic conditions will not continue to improve or will worsen resulting in lower than currently expected demand; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; customers stop buying the company’s products or materially reduce their demand for its products; the company will require additional funding and may not be able to raise funds on favorable terms or at all; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; the company will be unable to maintain the level of investment in research and development that is required to remain competitive; and the recent earthquake and tsunami in Japan may have significant impacts on the company’s supply chain or its customers. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended July 2, 2011.

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